Exhibit 23.1





                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 1, 1994, included as part of Exhibit 13 - the Annual Report to Shareowners for 1993, which is incorporated by reference in Ingersoll-Rand Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, included as part of Item 14 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.






          /s/  Price Waterhouse

          PRICE WATERHOUSE
          Morristown, New Jersey
          May 23, 1994